                            SECTION 906 CERTIFICATION




     Pursuant to 18 U.S.C. ss.1350, the undersigned officers of The World Funds, Inc. (the "Company"), hereby certify, to the best of his or her knowledge, that the Company's Report on Form N-CSR for the period ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:          March 10, 2008



Name:           /s/ John Pasco, III
                John Pasco, III
Title:          Chairman, President
                Chief Executive Officer


Name:           /s/ Karen Shupe
                Karen Shupe
Title:          Treasurer
                Chief Financial Officer





     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.